UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 20, 2014, Toys “R” Us, Inc. (the “Company”) announced that the employment of F. Clay Creasey, Jr. terminated on June 19, 2014. Mr. Creasey served as the Company’s Executive Vice President – Chief Financial Officer since May 2006.

(c) On June 19, 2014, the Company entered into an agreement (the “Agreement”) to hire Michael J. Short as Executive Vice President – Chief Financial Officer of the Company and certain of its subsidiaries, beginning June 23, 2014. Mr. Short, 53, served as Executive Vice President and Chief Financial Officer of AutoNation, an automotive retailer, from January 2007 to January 2014. From 2000 until January 2007, Mr. Short was Executive Vice President and Chief Financial Officer of Universal Orlando. Between 1992 and 2000, Mr. Short held various finance positions at Universal Orlando, Joseph E. Seagram & Sons, Inc. and IBM Corporation.

The Agreement provides for a base salary of $700,000 per year (which may be increased at the discretion of the Board of Directors of the Company (the “Board”)) plus perquisites and participation in the Company’s welfare benefit plans and retirement plans on the same basis as those perquisites and benefits are generally made available to other senior executives of the Company. Mr. Short will also be reimbursed for his relocation expenses in accordance with the Company’s relocation policies. Mr. Short is also eligible to earn an annual bonus award of up to 100% of his base salary (which amount may be increased at the Board’s discretion in accordance with the Company’s incentive plan in the event the Company’s performance exceeds certain performance targets established by the Board), which bonus is payable upon achievement of certain performance targets established by the Board and pursuant to the terms of the Company’s incentive plan. For the 2014 fiscal year, Mr. Short’s annual bonus will be pro-rated for the period he was employed during such fiscal year.

Pursuant to the term of his employment agreement, Mr. Short will receive a sign-on equity award of 30,000 stock options to acquire the Company’s common stock (the “Sign-On Options”). The Sign-On Options shall have a ten year term and vest in equal annual installments of 7,500 Sign-On Options commencing in June 2015. In addition, Mr. Short will receive a one-time award of 450,000 stock options to acquire the Company’s common stock (“Additional Options”). The Additional Options shall have a ten year term. One half of the Additional Options shall vest in four equal annual installments of 56,250 Additional Options commencing in June 2015. The remaining 225,000 Additional Options shall be subject to performance and time vesting and will only be deemed fully vested when they have both time vested and performance vested. For the performance component, (i) 125,000 Additional Options will satisfy the performance vesting contingency upon the occurrence, on or before the tenth anniversary of the grant date, of certain liquidity events for the stockholders of the Company in which the consideration received by stockholders reflects a price of the Company’s common stock of at least $26.50 per share and (ii) the remaining 112,500 Award Options will satisfy the performance vesting contingency based upon the same criteria except that the price of the Company’s common stock shall be at a per share price of at least $33.50. For the options that satisfy the performance contingency criteria, such options will vest in equal annual installments over a four year period commencing with the first anniversary of the grant date. The Sign-On Options and Additional Option were awarded under the Toys “R” Us, Inc. 2010 Incentive Plan (the “2010 Plan”).

The employment term under the Agreement may be terminated by either party at any time and for any reason provided that Mr. Short will be required to give the Company at least 60 days advance written notice if he resigns from the Company without “Good Reason” (which includes the Company’s failure to pay an undisputed amount due under the Agreement or a substantial reduction in his targeted compensation level; all as further described in the Agreement).

Under the Agreement, if Mr. Short’s employment is terminated for “Cause” (which includes a willful failure to perform a material portion of his duties, conviction of felony involving moral turpitude, material violation of his fiduciary duties to the Company and such other actions as described in the Agreement) or by him without “Good Reason”, Mr. Short would be entitled to receive: (i) a lump sum payment of any base salary that is earned but unpaid as of the termination date, (ii) a lump sum payment of his annual bonus for the immediately preceding fiscal year that was earned but unpaid as of the date of termination, (iii) reimbursement for unreimbursed business expenses and (iv) such employee benefits, if any, as to which he may be entitled under the employee benefit plans of the Company (the amounts described in (i)-(iv) above shall be collectively referred to as the “Accrued Rights”). If such termination occurs on or before June 23, 2016, Mr. Short will be required to reimburse the Company for his reimbursed relocation expenses, and if such termination occurs between June 23, 2016 and June 23, 2017, Mr. Short will be required to reimburse the Company for 50% of such expenses. If Mr. Short’s employment is terminated by the Company without “Cause”, or if Mr. Short terminates his employment for “Good Reason”, Mr. Short would be entitled to receive: (i) the Accrued Rights (ii) a pro rata portion of his annual incentive award earned through the date of termination, based on the Company’s actual results, (iii) in exchange for a release of claims against the Company and its affiliates, payment of an aggregate amount equal to two times the sum of (x) his then current base salary and his target annual bonus amount, payable in twenty four (24) monthly installments, except such amount will be payable in a lump sum, subject to statutory limitations, if Mr. Short’s termination of employment occurs two years after a change in control (as defined in the 2010 Plan); provided however, if Mr. Short’s employment is terminated prior to the second anniversary of his commencement date, then he will be entitled to receive only an amount equal to two times his then current base salary and (iv) continuation of medical, dental and life insurance benefits, with Mr. Short paying a portion of such costs as if his employment had not terminated, until the earlier to occur of (i) the end of the eighteen (18) month period commencing on the date of termination of employment or (ii) the date on which Mr. Short commences to be eligible for coverage under substantially comparable medical, dental and life insurance benefit plans from any subsequent employer. Upon termination of his employment due to his “death” or “disability”, Mr. Short would be entitled to receive: (i) the Accrued Rights and (ii) a pro rata portion of his annual incentive award earned through the date of termination, based on the Company’s actual results.

The Agreement provides that Mr. Short will be subject to a covenant not to compete and a covenant not to solicit employees, consultants, suppliers or service providers at all times while employed and for the twenty-four (24) month period following termination of employment and a covenant not to disclose confidential information during the employment term and at all times thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 20, 2014	By:	/s/ David J. Schwartz
		Name:	David J. Schwartz
		Title:	Executive Vice President – General Counsel

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